NORTHERN LIGHTS FUND TRUST
FORM OF OPERATING EXPENSES LIMITATION AGREEMENT

PACIFIC FINANCIAL CORE EQUITY FUND, PACIFIC FINANCIAL EXPLORER FUND, PACIFIC FINANCIAL INTERNATIONAL FUND, PACIFIC FINANCIAL STRATEGIC CONSERVATIVE FUND & PACIFIC FINANCIAL TACTICAL FUND, PACIFIC FINANCIAL ALTERNATIVE STRATEGIES FUND, PACIFIC FINANCIAL FLEXIBLE GROWTH & INCOME FUND, PACIFIC FINANCIAL BALANCED FUND, PACIFIC FINANCIAL FOUNDATIONAL ASSET ALLOCATION FUND, PACIFIC FINANCIAL FAITH & VALUES BASED MODERATE FUND, PACIFIC FINANCIAL FAITH & VALUES BASED CONSERVATIVE FUND AND PACIFIC FINANCIAL FAITH & VALUES BASED AGGRESSIVE FUND

THIS OPERATING EXPENSES LIMITATION AGREEMENT (the “Agreement”) is effective as of the 30th day of March, 2007, as revised December 11, 2012, by and between NORTHERN LIGHTS FUND TRUST, a Delaware statutory trust (the “Trust”), on behalf of Pacific Financial Core Equity Fund, Pacific Financial Explorer Fund, Pacific Financial International Fund, Pacific Financial Strategic Conservative Fund, Pacific Financial Tactical fund, Pacific Financial Alternative Strategies Fund, Pacific Financial Flexible Growth & Income Fund, Pacific Financial Balanced Fund, Pacific Financial Foundational Asset Allocation Fund, Pacific Financial Faith & Values Based Moderate Fund, Pacific Financial Faith & Values Based Conservative Fund and Pacific Financial Faith & Values Based Aggressive Fund (each a “Fund” and collectively the “Funds”) each a series of the Trust and the Advisor of such Funds, The Pacific Financial Group, Inc. (the “Advisor”).

WITNESSETH:

WHEREAS, the Advisor renders advice and services to the Funds pursuant to the terms and provisions of an Investment Advisory Agreement between the Trust and the Advisor dated as of the 30th day of March, 2007, as revised December 11, 2012 (the “Investment Advisory Agreement”); and

WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to the Investment Advisory Agreement that have not been assumed by the Advisor; and

WHEREAS, the Advisor desires to limit the Funds’ Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow the Advisor to implement those limits;

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1. Limit on Operating Expenses. The Advisor hereby agrees to limit the Funds’ current Operating Expenses to an annual rate, expressed as a percentage of the Funds’ average annual net assets, to the amounts listed in Appendix A (the “Annual Limit”). In the event that the current Operating Expenses of the Funds, as accrued each month, exceed its Annual Limit, the Advisor will pay to that Fund, on a monthly basis, the excess expense within 30 days of being notified that an excess expense payment is due.

2. Definition. For purposes of this Agreement, the term “Operating Expenses” with respect to the Funds, is defined to include all expenses necessary or appropriate for the operation of the Funds and including the Advisor’s investment advisory or management fee detailed in the Investment Advisory Agreement, any Rule 12b-l fees and other expenses described in the Investment Advisory Agreement, but does not include any brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses such as litigation.

3. Reimbursement of Fees and Expenses. The Advisor retains its right to receive reimbursement of any excess expense payments paid by it pursuant to this Agreement under the same terms and conditions as it is permitted to receive reimbursement of reductions of its investment management fee under the Investment Advisory Agreement.

4. Term. This Agreement shall become effective on the date specified herein and shall remain in effect until at least [July 31, 2013], unless sooner terminated as provided in Paragraph 5 of this Agreement.

5. Termination. This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of the Trust, on behalf of the Funds, upon sixty (60) days’ written notice to the Advisor. This Agreement may not be terminated by the Advisor without the consent of the Board of Trustees of the Trust. This Agreement will automatically terminate, with respect to the Funds listed in Appendix A if the Investment Advisory Agreement for the Funds is terminated, with such termination effective upon the effective date of the Investment Advisory Agreement’s termination for the Funds.

6. Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

7. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940 and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

NORTHERN LIGHTS FUND TRUST	The Pacific Financial Group, Inc.

on behalf of Pacific Financial Core Equity Fund, Pacific Financial Explorer Fund, Pacific Financial International Fund, Pacific Financial Strategic Conservative Fund, Pacific Financial Tactical Fund, Pacific Financial Alternative Strategies Fund, Pacific Financial Flexible Growth & Income Fund, Pacific Financial Balanced Fund, Pacific Financial Foundational Asset Allocation Fund, Pacific Financial Faith & Values Based Moderate Fund, Pacific Financial Faith & Values Based Conservative Fund and Pacific Financial Faith & Values Based Aggressive Fund

By: _______________________	By: _________________
Name: Andrew Rogers	Name: Jim McClendon
Title: President	Title: Chief Executive Officer

Appendix A

Fund                                                           Operating Expense Limit

Pacific Financial Core Equity Fund

Investor Class

2.00%

Service Class

2.75%

Pacific Financial Explorer Fund

Investor Class

2.00%

Service Class

2.75%

Pacific Financial International Fund

Investor Class

2.00%

Service Class

2.75%

Pacific Financial Strategic Conservative Fund

Investor Class

2.00%

Service Class

2.75%

Pacific Financial Tactical Fund

Investor Class

2.00%

Service Class

2.75%

Pacific Financial Foundational Asset Allocation Fund

Investor Class

[3.00]%

Institutional Class

[2.25]%

Pacific Financial Flexible Growth & Income Fund

Investor Class

3.00%

Institutional Class

2.25%

Pacific Financial Balanced Fund

Investor Class

3.00%

Institutional Class

2.25%

Pacific Financial Alternative Strategies Fund

Investor Class

3.00%

Institutional Class

2.25%

Pacific Financial Faith & Values Based Aggressive Fund

Investor Class

3.00%

Institutional Class

2.25%

Pacific Financial Faith & Values Based Moderate Fund

Investor Class

3.00%

Institutional Class

2.25%

Pacific Financial Faith & Values Based Conservative Fund

Investor Class

3.00%

Institutional Class

2.25%